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                                                                    EXHIBIT 11.1



                              HARBINGER CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                         Three Months Ended
                                                             March 31
                                                       ----------------------
                                                        1999           1998
                                                       -------       --------
Basic:

    Net income (loss) available to common
      shareholders.................................... $ 2,341       $ (1,338)
                                                       =======       ========

    Weighted average number of common
      shares outstanding..............................  39,879         41,046
                                                       =======       ========

    Basic earnings (loss) per share................... $  0.06       $  (0.03)
                                                       =======       ========

Diluted:

    Net income (loss) available to common
       shareholders................................... $ 2,341       $ (1,338)
                                                       =======       ========

    Weighted average number of common
      shares outstanding..............................  39,879         41,046

    Effect of potentially dilutive stock options......     567             --

    Effect of potentially dilutive warrants...........       5             --
                                                       -------       --------


    Weighted average number of common
      shares outstanding assuming dilution............  40,451         41,046
                                                       =======       ========

    Diluted earnings (loss) per share................. $  0.06       $  (0.03)
                                                       =======       ========
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Computational Note:

         In connection with the computation of diluted earnings per share for the quarter ended March 31, 1998 all common share equivalents have been excluded because their impact on the Company's net loss per share is antidilutive.